Exhibit 4.40

ADDENDUM NO. 2

THIS AGREEMENT is made this 2nd day of April 2017 by and between CAPITAL SHIP MANAGEMENT CORP. of Panama (the “CSM”) and CAPITAL PRODUCT PARTNERS L.P. of Marshall Islands (the “CPLP”).

WHEREAS:

A.	CPLP, whose units are listed and trade on the Nasdaq Global Select Market, owns vessels and requires certain Information Technology (IT) Services;

B.	Pursuant to the IT Agreement dated 3rd April 2007, as amended (the “IT Agreement”), CPLP engaged CSM to provide such IT Services to CPLP, on the terms set out therein;

C.	The term of the IT Agreement expires on the 2nd day of April 2017 and the patties wish to extend and continue this agreement for an additional five (5) years;

D.	CPLP and CSM agree to extend the IT Agreement for an additional five (5) years and to amend certain provisions of the IT Agreement, as set out herein.

NOW IT IS HEREBY MUTUALLY AGREED as follows:

1.	The term of the IT Agreement is renewed for another five (5) years, namely from 3rd April 2017 to 2nd April 2022.

2.	Section 11 of the IT Agreement is hereby amended to read in its entirety as follows:

Notice. Notice under this Agreement shall be given (via hand delivery or facsimile) as follows:

If to CPLP: 3 Iassonos Street, Piraeus, 18537 Greece, Attn: CEO & CFO, Fax: +30 210 428 4285.

If to CSM: 3 Iassonos Street, Piraeus, 18537 Greece, Attn: Head of IT Department, Fax: +30 210 428 4285.

3.	Words defined in the IT Agreement shall have the same meaning when used in this addendum unless the context requires otherwise;

4.	All other terms and conditions of the said IT Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized signatories with effect on the date first above written.

CAPITAL PRODUCT PARTNERS L.P. BY ITS

GENERAL PARTNER, CAPITAL GP L.L.C.,

By:	/s/ Gerasimos Kalogiratos
	Name:	Gerasimos Kalogiratos
	Title:	Chief Executive Officer and Chief
Financial Officer of Capital GP L.L.C.

CAPITAL SHIPMANAGEMENT CORP.,

By:	/s/ Sarantos Petropouleas
	Name:	Sarantos Petropouleas
	Title:	Attorney-in-Fact & Legal Representative